Exhibit 99.1

                KeySpan Announces 2002 First Quarter Earnings -- Results in line with expectations despite one of the warmest winters on record --
               -- Company reaffirms 2002 earnings guidance --

Brooklyn, New York, April 25, 2002 - KeySpan Corporation (NYSE: KSE) reported today that its first quarter consolidated earnings from continuing operations for the quarter ended March 31, 2002 were $213.2 million, or $1.52 per share. These results are in line with expectations and compare to consolidated earnings of $222.6 million, or $1.63 per share, in 2001.

Earnings from core operations (defined for this purpose as all continuing operations other than Exploration and Production) were $205.2 million, or $1.46 per share, for the quarter ended March 31, 2002, as compared to $187.7 million, or $1.37 per share, in 2001. Earnings from Exploration and Production (E&P) were $8.0 million, or $0.06 per share, for the quarter ended March 31, 2002, as compared to $34.9 million, or $0.26 per share, in 2001. Consolidated earnings exclude the results of Midland Enterprises, which has been classified as discontinued operations as a result of the sale of this business, which was announced in January 2002.

The quarterly results benefited from continued conversions of customers to natural gas and reduced operation & maintenance expenses, as well as the positive effect of interest rate savings and the elimination of the amortization of goodwill expense. The positive results were offset by a significant decrease in gas commodity prices realized by the Company's exploration and production operations, and extremely warm weather primarily impacting our gas distribution business.

Commenting on the Company's performance, Robert B. Catell, chairman and chief executive officer, said, "Our solid first quarter performance is in line with our forecast and should establish the foundation for an excellent year in 2002. I am pleased with the performance of our core operations, particularly the continued strong results in our gas distribution operations despite one of the warmest winters on record. We continue to aggressively convert thousands of heating customers in the Northeast from oil to gas. We have set an aggressive annual growth gas target of $65 million in new gross profit margin and are off to an excellent start in achieving this goal."

Segment Highlights
Major highlights from operations in 2002 and 2001 are reported on an Earnings Before Interest and Taxes (EBIT) basis as follows:

------------------------------------------------- ----------------------- ----------------------
                EBIT ($ millions)                    1st Quarter 2002       1st Quarter 2001
------------------------------------------------- ----------------------- ----------------------
Gas Distribution                                          $329.7                 $330.7
------------------------------------------------- ----------------------- ----------------------
Electric Services                                         $65.6                   $65.5
------------------------------------------------- ----------------------- ----------------------
Energy Services                                           ($9.2)                 ($6.4)
------------------------------------------------- ----------------------- ----------------------
Energy Investments
------------------------------------------------- ----------------------- ----------------------
           Exploration & Production                       $15.7                   $65.5
------------------------------------------------- ----------------------- ----------------------
           Other Energy Investments                        $4.9                   $9.3
                                                           ----                   ----
------------------------------------------------- ----------------------- ----------------------
Total Operating Segments                                  $406.7                 $464.6
------------------------------------------------- ----------------------- ----------------------
Other                                                     ($0.6)                 ($2.5)
------------------------------------------------- ----------------------- ----------------------
Discontinued Operations                                    $0.0                   $4.6
                                                           ----                   ----
------------------------------------------------- ----------------------- ----------------------
Total EBIT                                                $406.1                 $466.7
------------------------------------------------- ----------------------- ----------------------
Total EPS                                                 $1.52                   $1.63
------------------------------------------------- ----------------------- ----------------------

Key EBIT Drivers by Segment

o The Gas Distribution segment serving New York City, Long Island and New England recorded quarterly EBIT performance in line with last year's results despite an extraordinarily warm winter. Weather was approximately 18% warmer than normal in the New York and New England service territories. The New York and Long Island utilities operate under a weather-normalization clause that substantially offsets shortfalls of firm net revenues due to variations from normal weather during a heating season. The New England gas distribution operations do not have a weather-normalization adjustment. As a result, the warm weather had a significant effect on results of operations for these New England gas utilities. However, the impact of weather was largely offset by O&M expense savings, as well as the benefit of conversions to natural gas which continue at a brisk pace in all territories. For the quarter, KeySpan completed more than 10,000 gas installations that will add approximately $13 million in new annual gross profit margin.

o The results of the Electric Services segment for 2001 and 2002 now include the results from Ravenswood energy procurement and fuel management, which were previously reported in the Energy Services segment. Results for the Electric Services segment were essentially in line with last year's results and reflect the consistent performance of the electric operations. In addition, the Company has now hedged approximately 50% of the summer peak electric margins of Ravenswood. During the quarter, the Company announced that it had reached an agreement with LIPA to amend the Generation Purchase Right Agreement by providing a six-month option period ending May 28, 2005, that will allow LIPA to elect to purchase KeySpan's Long Island electric generating units, and to extend the Management Services Agreement by 31 months through December 31, 2008.

o The Energy Services decline in EBIT in the quarter was primarily due to the reduction of `on-demand' service requests due to the warmer weather in the Home Energy Services business. Results for the Business Solutions business were near expectations despite the slowdown in the economy, which temporarily impacted engineering-and-design projects. This business is expected to achieve its target for the year due to its significant backlog of work.

o The Energy Investments segment includes the Company's gas exploration and production operations, as well as gas processing and pipeline investments. Gas exploration and production operations, primarily from the Company's 67% ownership of The Houston Exploration Company (NYSE: THX), reported a $49.8 million decline in EBIT. These results reflect a 48% decrease in average realized prices, from $5.53 per Mcf in the first quarter of 2001 to $2.89 per Mcf in the first quarter of 2002. Production for the quarter increased by 8% year over year from 23.8 Bcfe in the first quarter of 2001 to a record 25.7 Bcfe in the first quarter of 2002. Given the volatility of the gas commodity market, THX has hedged approximately 65% of 2002 production at a weighted average floor price of $3.39 per MMBtu. THX has also hedged approximately 20% of 2003 production at a weighted average floor price of $3.30 per MMBtu.

During the quarter, the Company benefited from lower interest costs. These interest savings were attributable to lower interest rates on outstanding debt, the benefit of interest rate swaps used to optimize the Company's mix of fixed and variable debt, and lower short-term commercial paper balances. In addition, results in first quarter of 2002 benefited from the adoption of FAS 142, which resulted in the elimination of the amortization of goodwill in the amount of $12.6 million.

2002 Earnings Outlook

Consistent with the guidance issued in December of last year, KeySpan is reaffirming that 2002 earnings from core operations are forecast to be approximately $2.40 to $2.45 per share. KeySpan's 2002 earnings forecast from its E&P operations is approximately $0.20 to $0.30 per share, based on the most recent guidance issued by its E&P subsidiary, The Houston Exploration Company. The Company's earnings forecasts may vary significantly during the year due to, among other things, changing energy market conditions.

Looking to the future, Mr. Catell said, "We are focused on our core businesses and are committed to achieving our 2002 earnings objectives. We believe that our gas sales growth in all of our territories will continue at a strong pace. Our plans to construct approximately 160 MW's of new generation at Glenwood Landing and Port Jefferson are proceeding on schedule and will address the tight electric capacity needs of Long Island this summer. We are also progressing with our plans to build additional electric generating plants in our region. In addition, our recent agreement with LIPA extends KeySpan's contract to provide Long Island customers with reliable electric service and provides KeySpan with a predictable revenue stream into the near future. We are confident we can provide solid earnings growth, which combined with a strong $1.78 per share dividend should provide significant shareholder value."

A member of the Standard & Poor's 500 Index, KeySpan Corporation (NYSE: KSE) is the largest distributor of natural gas in the Northeast, with 2.5 million gas customers and more than 13,000 employees. KeySpan is also the largest investor-owned electric generator in New York State and operates Long Island's electric system under contract with the Long Island Power Authority for its 1.1 million customers. With headquarters in Brooklyn, Boston and Long Island, KeySpan also manages a dynamic portfolio of service companies. They include:
KeySpan Energy Delivery, the group of regulated natural gas utilities; KeySpan Home Energy Services, a group of energy product, repair and services companies for residential and small commercial business customers; and KeySpan Business Solutions, a full-service group of energy product, repair and services companies for larger business customers. KeySpan also has strategic investments in natural-gas exploration and production, pipeline transportation, distribution and storage, Canadian gas processing and fiber-optic cable. For more information, visit KeySpan's web site at: http://www.keyspanenergy.com.

Certain statements contained herein are forward-looking statements, which reflect numerous assumptions and estimates and involve a number of risks and uncertainties. For these statements, we claim the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. There are possible developments that could cause our actual results to differ materially from those forecast or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this filing. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that could cause actual results to differ materially are: general economic conditions, especially in the Northeast United States; available sources and costs of fuel; volatility of energy prices in a deregulated market environment as well as in the source of natural gas and fuel used to generate electricity; potential write-down of our investment in natural gas properties when natural gas prices are depressed or if we have significant downward revisions in our estimated proved gas reserves; federal and state regulatory initiatives that increase competition, threaten cost and investment recovery and impact rate structure; our ability to successfully reduce our cost structures; the exercise by LIPA of its right to acquire our Long Island generation operations and the deployment of the proceeds received in connection therewith; implementation of new accounting standards; the successful integration of our subsidiaries, including Eastern, EnergyNorth and their subsidiaries; the degree to which we develop unregulated business ventures, as well as federal and state regulatory policies affecting our ability to retain and operate those business ventures; our ability to identify and make complementary acquisitions, as well as the successful integration of those acquisitions; inflationary trends and interest rates; and risks detailed from time to time in reports and other documents filed by us with the Securities and Exchange Commission.

Earnings Conference Call: Investors are invited to participate in the KeySpan Corporation 2002 First Quarter Earnings Conference Call on:

Thursday, April 25, 2002, at 2:30 PM (EST)
Dial Number: 888-552-7850
International Dial Number: 706-645-9166

Replay Number: 800-642-1687
International Replay Number:  706-645-9291
Access Code: 3552002

Audio webcast available at http://investor.keyspanenergy.com

                               KeySpan Corporation
                        Consolidated Summary of Earnings
               (In Thousands of Dollars, Except Per Share Amounts)
------------------------------------------------------------------------------
                                                   3 Months       3 Months
                                                     Ended          Ended
                                                  3/31/2002      3/31/2001
------------------------------------------------------------------------------

Revenues
  Gas Distribution                                  $1,222,966     $1,753,644
  Electric Services                                    314,685        343,371
  Energy Services                                      241,559        319,093
  Gas Exploration and Production                        74,714        132,011
  Energy Investments                                    17,636         26,969
------------------------------------------------------------------------------
Total Revenues                                       1,871,560      2,575,088
------------------------------------------------------------------------------

Operating Expenses
  Purchased gas for resale                             649,360      1,197,349
  Fuel and purchased power                              84,372        143,300
  Operations and maintenance                           493,563        503,883
  Depreciation, depletion
   & amortization                                      125,997        131,164
  Operating taxes                                      120,391        141,990
------------------------------------------------------------------------------
Total Operating Expenses                             1,473,683      2,117,686
------------------------------------------------------------------------------
Operating Income                                       397,877        457,402

Other Income & (Deductions)                              8,186          4,702
------------------------------------------------------------------------------

Income Before Interest Charges
 & Income Taxes                                        406,063        462,104

Interest Charges                                        72,612         93,303
Income Taxes                                           118,820        144,687
------------------------------------------------------------------------------
Net Income                                             214,631        224,114
Preferred stock
 dividend requirements                                   1,476          1,476
------------------------------------------------------------------------------
Earnings From
 Continuing Operations                                 213,155        222,638
------------------------------------------------------------------------------


Income From Discontinued Operations                          -            661
------------------------------------------------------------------------------


Earnings For Common Stock                             $213,155       $223,299
------------------------------------------------------------------------------

Basic Earnings From
 Continuting Operations                                 $ 1.52         $ 1.63

Basic Earnings From
 Discontinued Operations                                     -              -
------------------------------------------------------------------------------

Basic Earnings
 Per Common Share                                       $ 1.52         $ 1.63
------------------------------------------------------------------------------
Diluted Earnings
 Per Common Share                                       $ 1.51         $ 1.61
------------------------------------------------------------------------------

Average Common Shares
 Outstanding (000)                                     140,039        136,961

Avg Common Shares
 Outstanding - Diluted (000)                           141,012        138,503

                               KeySpan Corporation
                               Segment Information
                        Three Months Ended March 31, 2002
                            (In Thousands of Dollars)

                                                      -----------------------------
                                                           Energy Investments

                        Gas Distribution   Electric  Gas Exploration  Other Energy Energy   Total Operating   Recon-         Total
                                           Services   & Production    Investments  Services   Segments      ciliations  Consolidated
                         -----------------------------------------------------------------------------------------------------------
Unaffliated Revenues          1,222,966     314,685       74,714       17,636      241,559    1,871,560                    1,871,560
Intersegment Revenues                            25                                                  25         (25)               -
                         -----------------------------------------------------------------------------------------------------------
Revenues                      1,222,966     314,710       74,714       17,636      241,559    1,871,585         (25)       1,871,560

Operation Expenses
Purchased Gas                   613,584           -            -            -       35,776      649,360           -          649,360

Purchased Fuel                        -      53,993            -            -       30,379       84,372           -           84,372

Operations and
 Maintenance                    145,539     148,119       11,555       14,056      182,837      502,106      (8,543)         493,563

Depreciation, Depletion
 & Amortizations                 63,018      13,733       41,446        2,291        1,722      122,210       3,787          125,997

Operating Taxes                  76,295      37,371        1,888          738          203      116,495       3,896          120,391

                         -----------------------------------------------------------------------------------------------------------
Total Operating Expenses        898,436     253,216       54,889       17,085      250,917    1,474,543        (860)       1,473,683
                         -----------------------------------------------------------------------------------------------------------

Operating Income                324,530      61,494       19,825          551       (9,358)     397,042         835          397,877

Other Income and
 (Deductions)                     5,124       4,153       (4,153)       4,343          160        9,627      (1,441)           8,186

Income Before Interest
                         -----------------------------------------------------------------------------------------------------------
Charges & Income Taxes          329,654      65,647       15,672        4,894       (9,198)     406,669        (606)         406,063
                         ===========================================================================================================


                               KeySpan Corporation
                               Segment Information
                       Three Months Ended March 31 , 2001
                            (In Thousands of Dollars)

                                                    ----------------------------
                                                          Energy Investments

                                                         Gas
                        Gas Distribution   Electric  Exploration &  Other Energy  Energy    Total Operating   Recon-      Total
                                           Services  Production     Investments   Services  Segments        ciliations  Consolidated
Unaffliated Revenues          1,753,644      343,371      132,011       26,969     319,093    2,575,088           -        2,575,088
Intersegment Revenues                             25                                                 25         (25)               -
                         -----------------------------------------------------------------------------------------------------------
Revenues                      1,753,644      343,396      132,011       26,969     319,093    2,575,113         (25)       2,575,088

Operation Expenses
Purchased Gas                 1,105,308            -            -        2,731      89,310    1,197,349           -        1,197,349

Purchased Fuel                        -       79,327            -            -      63,973      143,300           -          143,300

Operations and
  Maintenance                   158,872      144,774       18,923       14,534     163,929      501,032       2,851          503,833

Depreciation, Depletion
 & Amortizations                 68,583       12,574       33,633        3,629       8,321      126,740       4,424          131,164

Operating Taxes                  94,455       43,304          239          134         372      138,504       3,486          141,990

                         -----------------------------------------------------------------------------------------------------------
Total Operating Expenses      1,427,218      279,979       52,795       21,028     325,905    2,106,925      10,761        2,117,686
                         -----------------------------------------------------------------------------------------------------------

Operating Income                326,426       63,417       79,216        5,941      (6,812)     468,188     (10,786)         457,402

Other Income &
  (Deductions)                    4,255        2,164      (13,700)       3,312         433       (3,536)      8,238            4,702

Income Before Interest
                         -----------------------------------------------------------------------------------------------------------
 Charges and Income Taxes       330,681       65,581       65,516        9,253      (6,379)     464,652      (2,548)         462,104
                         ===========================================================================================================